Exhibit 99.1

GIBSON, DUNN & CRUTCHER LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Matthew J. Williams

Joshua Weisser

Keith R. Martorana

Attorneys for the Motors Liquidation Company GUC Trust

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

X

In re MOTORS LIQUIDATION COMPANY, et al., f/k/a General Motors Corp., et al. Debtors.	: : : : : : :	Chapter 11 Case No. 09-50026 (REG) (Jointly Administered)
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MOTORS LIQUIDATION COMPANY GUC TRUST

QUARTERLY GUC TRUST REPORTS AS OF DECEMBER 31, 2011

The Motors Liquidation Company GUC Trust (the “GUC Trust”), by its undersigned counsel, pursuant to Section 6.2 of the Motors Liquidation Company GUC Trust Agreement dated March 30, 2011 and between the parties thereto (the “GUC Trust Agreement”) and in accordance with Paragraph 31 of the order of this Court dated March 31, 2011 confirming the Debtors’ Second Amended Joint Chapter 11 Plan of liquidation dated March 18, 2011 of Motors Liquidation Company and its affiliated post-effective date debtors (the “Confirmation Order”), hereby files the attached GUC Trust Reports (as defined in the GUC Trust Agreement and annexed hereto as Exhibits A and B) for the most recently ended fiscal quarter of the GUC Trust.

Financial statements required under Section 6.2(b) of the GUC Trust Agreement are annexed hereto as Exhibit A.

Additional reporting required under Section 6.2(c) of the GUC Trust Agreement is annexed hereto as Exhibit B.

The GUC Trust Reports are not intended to constitute, and should not be construed as, investment advice. The GUC Trust Reports have been provided to comply with the GUC Trust Agreement and the Confirmation Order and for informational purposes only and may not be relied upon to evaluate the merits of investing in any securities or interests referred to herein.

The GUC Trust has no officers, directors or employees. The GUC Trust and Wilmington Trust Company, solely it its capacity as trustee and trust administrator (the “GUC Trust Administrator”), rely solely on receiving accurate information, reports and other representations from GUC Trust professionals and other service providers to the GUC Trust. In submitting these GUC Trust Reports and executing any related documentation on behalf of the GUC Trust, the GUC Trust Administrator has relied upon the accuracy of such reports, information and representations.

Dated: New York, New York

January 30, 2012

GIBSON, DUNN & CRUTCHER LLP

By:	/s/ Matthew J. Williams

Matthew J. Williams Joshua Weisser
Keith R. Martorana 200 Park Avenue
New York, NY 10166-0193 (212) 351-4000

Attorneys for the Motors Liquidation Company GUC Trust

EXHIBIT A

Motors Liquidation Company GUC Trust

STATEMENT OF NET ASSETS IN LIQUIDATION (LIQUIDATION BASIS)

December 31, 2011

Unaudited

(Dollars in thousands)

ASSETS
Cash and Cash Equivalents	$1,433
Investments in Marketable Securities	78,181
Investments in New GM Securities	1,178,088
Other Assets & Deposits	3,857

TOTAL ASSETS	$1,261,559

LIABILITIES
Accounts Payable & Other Liabilities	$7,762
Liquidating Distributions Payable	40,047
Reserves for Residual Wind Down Claims	33,807
Reserves for Expected Costs of Liquidation	79,044

TOTAL LIABILITIES	$160,660

NET ASSETS IN LIQUIDATION	$1,100,899

Motors Liquidation Company GUC Trust

STATEMENT OF CHANGES IN NET ASSETS IN LIQUIDATION (LIQUIDATION BASIS)

Unaudited

(Dollars in thousands)

	Three Months Ended December 31,	Nine Months Ended December 31, 2011
Net Assets in Liquidation, beginning of period	$1,173,638	$—

Transfer of interest in securities due from Motors Liquidation Company	0	9,254,045

Adjustment of reserves for costs of liquidation	(37,212)	(42,870)

Liquidating distributions of securities	(40,047)	(8,107,555)

Net change in fair value of investments in New GM Securities	4,498	(2,792)

Net income - Interest income	22	71

Net Assets in Liquidation, end of period	$1,100,899	$1,100,899

Motors Liquidation Company GUC Trust

STATEMENT OF CASH FLOWS (LIQUIDATION BASIS)

Unaudited

(Dollars in thousands)

Nine Months Ended December 31, 2011
Cash flows from (used in) operating activities
Cash receipts from interest	$69
Cash paid for professional fees, governance costs and other adminstrative costs	(16,557)

Net cash flows from operating activities	(16,488)
Cash flows from (used in) investing activities
Cash used to purchase investments	(301,356)
Cash from maturities of investments and sales of investments	223,165

Net cash flows from investing activities	(78,191)
Cash flows from (used in) financing activities
Cash transfer from Motors Liquidation Company to fund expected costs of liquidation	62,306
Cash transfer from Motors Liquidation Company to fund Residual Wind-Down Claims	33,807

Net cash flows from financing activities	96,113

Net increase in cash and cash equivalents	1,433

Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$1,433

Reconciliation of net income to net cash flows used in operating activities:

Net income	$71

Adjustments to reconcile net income to net cash flows from operating activities:
Change in assets and liabilities
Other assets & deposits	(64)
Accounts payable & other liabilities	6,736
Reserves for expected costs of liquidation	(21,181)
Cash due from Motors Liquidation Company	(2,050)

Net cash flows from operating activities	$(16,488)

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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December 31, 2011

1.	Purpose of Trust and Plan of Liquidation

Purpose of Trust

The Motors Liquidation Company GUC Trust (“GUC Trust”) is a successor to Motors Liquidation Company (formerly known as General Motors Corp.) (“MLC”) within the meaning of Section 1145 of the United States Bankruptcy Code (“Bankruptcy Code”). The GUC Trust holds, administers and directs the distribution of certain assets pursuant to the terms and conditions of the Motors Liquidation Company GUC Trust Agreement (the “GUC Trust Agreement”), dated as of March 30, 2011 and as amended from time to time, and pursuant to the Second Amended Joint Chapter 11 Plan (the “Plan”), dated March 18, 2011, of MLC and its debtor affiliates (collectively, along with MLC, the “Debtors”), for the benefit of holders of allowed general unsecured claims against the Debtors (“Allowed General Unsecured Claims”).

The GUC Trust was formed on March 30, 2011, as a statutory trust under the Delaware Statutory Trust Act, for the purposes of implementing the Plan and distributing the GUC Trust’s distributable assets. The Plan generally provides for the distribution of certain shares of common stock (“New GM Common Stock”) of the new General Motors Corp. (“New GM”) and certain warrants for the purchase of shares of such stock (the “New GM Warrants”, and together with the “New GM Common Stock”, the “New GM Securities”) to holders of Allowed General Unsecured Claims pro rata by the amount of such claims. In addition, each holder of an Allowed General Unsecured Claim will retain a contingent right to receive, on a pro rata basis, additional shares of New GM Common Stock and New GM Warrants (if and to the extent such New GM Common Stock and New GM Warrants are not required for the satisfaction of previously Disputed General Unsecured Claims (as defined below) or liquidation for the payment of the expenses of the GUC Trust) and cash, if any, remaining at the dissolution of the GUC Trust.

The GUC Trust is administered by Wilmington Trust Company, solely in its capacity as the trust administrator and trustee (the “GUC Trust Administrator”). Among other rights and duties, subject to the terms, conditions and limitations set forth in the GUC Trust Agreement, the GUC Trust Administrator has the power and authority to hold, manage, sell, invest and distribute the assets comprising the GUC Trust corpus, consult with and retain professionals for the administration of the GUC Trust, prosecute and resolve objections to Disputed General Unsecured Claims, take all necessary actions to administer the wind-down of the affairs of the Debtors upon their dissolution, and upon such dissolution, resolve and satisfy, to the extent allowed, the Residual Wind-Down Claims (as defined below). The activities of the GUC Trust Administrator are overseen by FTI Consulting, Inc., solely in its capacity as monitor (the “GUC Trust Monitor”).

Plan of Liquidation

On March 31, 2011, the date the Plan became effective (the “Effective Date”), there were approximately $29,771 million in Allowed General Unsecured Claims (the “Initial Allowed General Unsecured Claims”). In addition, as of the Effective Date, there were approximately

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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December 31, 2011

$8,154 million in disputed general unsecured claims which reflects liquidated disputed claims and a Bankruptcy Court ordered reserve for unliquidated disputed claims (“Disputed General Unsecured Claims”), but does not reflect potential Avoidance Action General Unsecured Claims (as defined below). The total aggregate amount of general unsecured claims, both allowed and disputed, asserted against the Debtors, inclusive of the potential Avoidance Action General Unsecured Claims (as defined below), was approximately $39,425 million as of the Effective Date.

Pursuant to the GUC Trust Agreement, holders of Disputed General Unsecured Claims become entitled to receive a distribution of New GM Securities from the GUC Trust if, and to the extent that, such Disputed General Unsecured Claims become Allowed General Unsecured Claims. The GUC Trust Agreement provides the GUC Trust Administrator with the authority to file objections to such Disputed General Unsecured Claims within 180 days of the Effective Date. On September 23, 2011, the Bankruptcy Court entered an order, pursuant to Bankruptcy Rule 9006(b), extending the time by which the Debtors or the GUC Trust, as applicable, may object to Disputed General Unsecured Claims and Administrative Expenses as defined in the Plan to March 26, 2012 (which date may be further extended by application to the Bankruptcy Court). Such claims may be prosecuted through alternative dispute resolution proceedings, including mediation and arbitration (“ADR Proceedings”), if appropriate. The GUC Trust Administrator and its professionals are currently prosecuting multiple objections to Disputed General Unsecured Claims.

To the extent that all or a portion of a Disputed General Unsecured Claim is deemed invalid – or “disallowed” – by order of the Bankruptcy Court, by order of the tribunal presiding over the ADR Proceeding (if applicable), or by settlement with the GUC Trust, such portion of the Disputed General Unsecured Claim that is disallowed is not entitled to a distribution from the GUC Trust (subject to any appeal rights of the claimant). However, to the extent that a Disputed General Unsecured Claim is fully resolved, and such resolution results in all or a portion of the original Disputed General Unsecured Claim being deemed valid – or “allowed” – by order of the Bankruptcy Court, by order of the tribunal presiding over the ADR Proceeding (if applicable), or by settlement with the GUC Trust, such portion of the Disputed General Unsecured Claim that is allowed will be considered an Allowed General Unsecured Claim and will be entitled to a distribution from the GUC Trust as if it were an Allowed General Unsecured Claim on the Effective Date (such claims, “Resolved Disputed Claims”).

Only one Avoidance Action, captioned Official Committee of Unsecured Creditors of Motors Liquidation Co. v. JPMorgan Chase Bank, N.A. et al., Adv. Pro. No. 09-00504 (Bankr. S.D.N.Y. July 31, 2009) (the “Term Loan Avoidance Action”), has been commenced prior to the statutory deadline for commencing such actions. The Term Loan Avoidance Action was commenced by the Official Committee of Unsecured Creditors of Motors Liquidation Company (the “Committee”), and seeks the return of approximately $1.5 billion that had been transferred by the Debtors (with funds advanced after the commencement of the Debtors’ Chapter 11 cases by the United States Treasury and Export Development Canada (together, the “DIP Lenders”)) to a consortium of prepetition lenders pursuant to the terms of the order of the Bankruptcy Court. On

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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December 31, 2011

December 15, 2011, in accordance with the Plan, upon the dissolution of MLC, the Term Loan Avoidance Action was transferred to the Avoidance Action Trust (as defined below). To the extent that the trustee and trust administrator of the Avoidance Action Trust (the “Avoidance Action Trust Administrator”) is successful in obtaining a judgment against the defendant(s) to the Term Loan Avoidance Actions, general unsecured claims will arise in the amount of any transfers actually avoided (that is, disgorged) pursuant thereto (such general unsecured claims “Avoidance Action General Unsecured Claims,” and together with Resolved Disputed Claims, the “Resolved Allowed Claims”).

It is still unclear whether any amounts actually avoided pursuant to the Term Loan Avoidance Action would be for the benefit of holders of Allowed General Unsecured Claims. On June 6, 2011, the Committee commenced a separate adversary complaint seeking a declaratory judgment that (a) the DIP Lenders are not entitled to any proceeds of the Term Loan Avoidance Action and have no interests in the trust established for the action under the Plan (the “Avoidance Action Trust”), and (b) the holders of Allowed General Unsecured Claims have the exclusive right to receive any and all proceeds of the Term Loan Avoidance Action, and are the exclusive beneficiaries of the Avoidance Action Trust with respect thereto. On December 2, 2011, the Bankruptcy Court entered an order, in favor of the Committee, denying the DIP Lenders’ motions to dismiss and for summary judgment (the “Term Loan Ownership Ruling”). On December 16, 2011 the DIP Lenders appealed the Term Loan Ownership Ruling along with related rulings and decisions of the Bankruptcy Court.

GUC Trust Distributable Assets

Pursuant to the terms of the Plan, the Bankruptcy Court authorized the distribution of 150 million shares of New GM Common Stock issued by New GM, warrants to acquire 136,363,635 newly issued shares of New GM Stock with an exercise price set at $10.00 per share (“New GM Series A Warrants”), and warrants to acquire 136,363,635 newly issued shares of New GM Stock with an exercise price set at $18.33 per share (“New GM Series B Warrants”). In addition, the agreement governing the sale of substantially all of the assets of the Debtors and related sale documentation together provide that in the event that the Bankruptcy Court enters an order that includes a finding that the estimated aggregate Allowed General Unsecured Claims against the Debtors exceed $35 billion, New GM will be required to issue additional shares of New GM Common Stock for the benefit of the GUC Trust’s beneficiaries (the “Additional Shares”). The number of Additional Shares to be issued will be equal to the number of such shares, rounded up to the next whole share, calculated by multiplying (i) 30 million shares (adjusted to take into account any stock dividend, stock split, combination of shares, recapitalization, merger, consolidation, reorganization or similar transaction with respect to such New GM Common Stock from and after the closing of such sale and before issuance of the Additional Shares) and (ii) a fraction, (A) the numerator of which is the amount by which Allowed General Unsecured Claims exceed $35 billion (such excess amount being capped at $7 billion) and (B) the denominator of which is $7 billion. No Additional Shares have been issued as of December 31, 2011.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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December 31, 2011

Funding for GUC Trust Costs of Liquidation

The GUC Trust has and will have certain costs to liquidate the trust assets and implement the Plan. On or about the Effective Date, pursuant to the Plan, MLC contributed approximately $52.7 million to the GUC Trust to be held and maintained by the GUC Trust Administrator (as the “GUC Trust Administrative Fund”) for the purpose of paying certain expenses incurred by the GUC Trust Administrator (including fees and expenses for professionals retained by the GUC Trust) (“Wind-Down Costs”). Cash or investments from the GUC Trust Administrative Fund, if any, which remain at the winding up and conclusion of the GUC Trust must be returned to the DIP Lenders. If the GUC Trust Administrator determines that the GUC Trust Administrative Fund is not sufficient to satisfy the current or projected costs and expenses of the GUC Trust, the GUC Trust Administrator, with the approval of the GUC Trust Monitor, is authorized to reserve New GM Securities for this purpose. The GUC Trust Administrator may then liquidate such reserved New GM Securities to fund the Wind-Down Costs, in most cases, with the required approval of the Bankruptcy Court. New GM Securities that are reserved or sold in this manner will not be available for distribution to the beneficiaries of GUC Trust Units.

In addition, as permitted by the GUC Trust Agreement, the GUC Trust requested the sale of 87,182 shares of New GM Common Stock and 79,256 warrants of each series of New GM Warrants by MLC in order to provide additional funds for the payment of a portion of expenses related to certain regulatory reporting requirements and actions provided for by the GUC Trust Agreement (“Reporting Costs”), including those directly or indirectly relating to reports to be filed by the GUC Trust with the Securities and Exchange Commission (the “SEC”) or otherwise pursuant to applicable rules, regulations and interpretations of the SEC, the application to the Internal Revenue Service for a private letter ruling regarding the tax treatment of the GUC Trust and the holders of Allowed General Unsecured Claims in respect to the distribution of New GM Securities, and the ownership dispute with respect to the Term Loan Avoidance Action. The sale, which occurred May 27, 2011, resulted in cash proceeds of approximately $5.7 million (“Other GUC Trust Administrative Cash”). These funds were previously maintained at MLC, but upon MLC’s dissolution on December 15, 2011, such funds were transferred to the GUC Trust and the Avoidance Action Trust. Cash or investments held to fund Reporting Costs, if any, which remain at the termination of the GUC Trust will be distributed to holders of Allowed General Unsecured Claims or holders of the GUC Trust Units, as the case may be. If the GUC Trust Administrator determines that the Other GUC Trust Administrative Cash is not sufficient to satisfy the current or projected Reporting Costs of the GUC Trust, the GUC Trust Administrator, with the approval of the GUC Trust Monitor, is authorized to reserve New GM Securities to satisfy such costs. The GUC Trust Administrator may then liquidate such reserved New GM Securities to fund the Reporting Costs, with the approval of the Bankruptcy Court. New GM Securities that are reserved or sold in this manner will not be available for distribution to the beneficiaries of GUC Trust Units.

The GUC Trust Administrator has reviewed the incurred, estimated and expected costs related to the budgets for Wind-Down Costs and Reporting Costs, and determined that the GUC Trust Administrative Fund and the Other GUC Trust Administrative Cash are not sufficient to cover

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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December 31, 2011

the expected Wind-Down Costs and Reporting Costs. During the quarter ended December 31, 2011, as a result of the review of incurred, estimated and expected costs, the GUC Trust increased the GUC Trust’s reserve for liquidation costs by $32.4 million for additional Wind-Down Costs and $4.8 million for additional Reporting Costs.

In addition, the GUC Trust has reserved New GM Securities, otherwise distributable as Excess GUC Trust Distributable Assets equal to approximately $10.1 million for Reporting Costs that may be incurred in the event the GUC Trust issues transferable GUC Trust Units pursuant and subject to the terms and conditions of any confirmation from the Staff of the SEC’s Division of Corporation Finance (the “Staff”) that the Staff will not recommend an enforcement action if transferable GUC Trust Units are issued without the GUC Trust having registered under Section 12(g) of the Securities Exchange Act of 1934, $5 million as a contingency holdback in the event estimated amounts accrued for Wind-Down Costs and Reporting Costs are not sufficient to fund the GUC Trust’s operations and $5.2 million as a holdback for price fluctuations in New GM Securities to the extent that fluctuations in market price produces proceeds which are insufficient to fund the additional accrued reserves and distribution holdbacks described above. As discussed in greater detail below, the GUC Trust Administrator, with the approval of the GUC Trust Monitor, has taken steps to request bankruptcy court authorization to liquidate New GM Securities to satisfy certain of such costs along with other trust expenses.

On January 20, 2012, the GUC Trust Administrator filed a motion (the “Funding Motion”) with the Bankruptcy Court seeking, in part, authority to (a) liquidate approximately $26.5 million of reserved New GM Securities to fund estimated and projected GUC Trust fees, costs and expenses for 2011 and 2012, (b) liquidate approximately $13.7 million of New GM Securities and transfer the resulting proceeds to the Avoidance Action Trust to fund projected costs, fees and expenses of the Avoidance Action Trust, and (c) transfer New GM Securities valued at approximately $17 million to the Avoidance Action Trust to fund the payment of a potential Avoidance Action Trust tax liability, to be liquidated by the Avoidance Action Trust Administrator only in the event that such Avoidance Action Trust tax liability arises.

MLC Wind-Down

Upon the dissolution of the Debtors, which occurred on December 15, 2011, the GUC Trust became responsible for resolving and satisfying (to the extent allowed) all remaining disputed administrative expenses, priority tax claims, priority non-tax claims and secured claims (the “Residual Wind-Down Claims”). Under the Plan, the Debtors were directed to transfer to the GUC Trust an amount necessary to satisfy the ultimate allowed amount of such Residual Wind-Down Claims, as estimated by the Debtors (the “Residual Wind-Down Assets”), including the costs, fees and expenses relating to satisfying and resolving the Residual Wind-Down Claims (the “Residual Wind-Down Expenses”). On December 15, 2011, MLC transferred $43,378,628 to the GUC Trust, comprising: (i) $ 38,606,915 of Residual Wind-Down Assets, (ii) $1,357,596 in respect of the Avoidance Action Defense Costs (as defined below), (iii) $1,364,509 for the establishment of the Indentured Trustee Cash Reserve (as defined below) and (iv) $ 2,049,608

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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December 31, 2011

for Reporting Costs . In addition, the GUC Trust also received the benefit of certain prepaid expenses of $2,755,529 which also comprise part of the Residual Wind-Down Assets (thus totaling $41,362,444). This is discussed further below. The GUC Trust established a reserve for Residual Wind-Down Claims of approximately $33,807,000 and increased its reserve for liquidation costs by approximately $7,555,000 for Residual Wind-Down Expenses for these obligations transferred from MLC.

Should the Residual Wind-Down Expenses and the Residual Wind-Down Claims be less than the Residual Wind-Down Assets, any excess funds will be returned to the DIP Lenders. If at any time the GUC Trust Administrator determines that the Residual Wind-Down Assets are not adequate to satisfy the Residual Wind-Down Claims and Residual Wind-Down Expenses, such costs will be satisfied by Other GUC Trust Administrative Cash. If there is no remaining Other GUC Trust Administrative Cash, the GUC Trust Administrator is authorized to, with GUC Trust Monitor approval, reserve and, with Bankruptcy Court approval, sell New GM Securities to cover the shortfall. To the extent that New GM Securities are reserved and sold to obtain funding to complete the wind-down of the Debtors, such securities will not be available for distribution to the beneficiaries of the GUC Trust. Therefore, the amount of Residual Wind-Down Claims and Residual Wind-Down Expenses could reduce the assets of the GUC Trust available for distribution. After the GUC Trust has concluded its affairs, any funds remaining that were obtained from the New GM Securities sold to fund the wind-down process or the resolution and satisfaction of the Residual Wind-Down Claims will be distributed to the beneficiaries of the GUC Trust Units.

In addition to the $41,362,444 in Residual Wind-Down Assets, upon its dissolution MLC transferred cash of $1,364,509 for the payment of expenses to the Indenture Trustees and the Fiscal and Paying Agents for administering distributions to registered holders as called for under section 1.9 of the Plan (the “Indentured Trustee Cash Reserve”), and cash of $1,357,596 for the payment of certain defense costs related to the Term Loan Avoidance Action (the “Avoidance Action Defense Costs”) for a total of $44,084,549 in additional assets transferred to the GUC Trust. The GUC Trust also increased its reserve for liquidation costs by $2,722,105 for these obligations transferred from MLC. MLC also transferred $2,049,608 and, in accordance with Section 2.3 of the GUC Trust Agreement, $500,000 respectively to the GUC Trust and the Avoidance Action Trust that was previously reported as Cash Due From Motors Liquidation Company which is now included in Cash and Cash Equivalents. The $500,000 which was transferred to the Avoidance Action Trust was reflected as a reduction to the reserve for expected cost of liquidation.

In addition, MLC transferred the remaining New GM Securities that were previously reported as Securities Due From Motors Liquidation Company to the GUC Trust and are now reported as Investment in New GM Securities.

The fair market value of New GM Securities transferred from MLC to the GUC Trust on December 15, 2011, was approximately $1,158 million. This value is the tax basis which will be used to determine the gain or loss on the disposition of New GM Securities in the future.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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December 31, 2011

However, if a favorable private letter ruling is received from the Internal Revenue Service, then no gain or loss would be recognized by the GUC Trust in the future when New GM Securities are distributed to satisfy Allowed General Unsecured Claims. At this time, it is uncertain whether a favorable ruling will be received.

2.	Basis of Presentation and Significant Accounting Policies

Liquidation Basis of Accounting

The GUC Trust was created for the purposes described above in Note 1 and has a finite life. As a result, the GUC Trust has prepared the accompanying financial statements on the liquidation basis of accounting in accordance with accounting principles generally accepted in the United States. Under the liquidation basis of accounting, assets are stated at their estimated net realizable value, which is the non-discounted amount of cash or its equivalent, into which an asset is expected to be converted in the due course of business less direct costs, while liabilities are reported at their estimated settlement amount, which is the non-discounted amount of cash, or its equivalent, expected to be paid to liquidate an obligation in the due course of business, including direct costs. Additionally, under the liquidation basis of accounting, a reserve has been established for estimated costs expected to be incurred during the liquidation (exclusive of interest expense). These estimates are periodically reviewed and adjusted as appropriate.

The valuation of assets at net realizable value and liabilities at anticipated settlement amount represent estimates, based on present facts and circumstances known to the GUC Trust Administrator, and are subject to change.

Fiscal Year

The GUC Trust’s fiscal year begins on April 1 and ends on the following March 31. The GUC Trust’s third quarter in the fiscal year is from October 1 to December 31. As the GUC Trust was created on March 30, 2011 and the Effective Date of the Plan was March 31, 2011, for financial reporting purposes the GUC Trust is assumed to have been established as of April 1, 2011 and received its initial funding on or about April 1, 2011 which is the beginning of the current nine month period ended December 31, 2011 presented in the accompanying financial statements.

Cash and Cash Equivalents

Cash and cash equivalents at December 31, 2011 consist of amounts held in a money market fund.

Investments in New GM Securities

Investments in New GM Securities represent the GUC Trust’s interest in New GM Securities held for future distribution in respect of Allowed General Unsecured Claims and the GUC Trust

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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Units (as defined below). The securities held consist of shares of New GM Common Stock and New GM Warrants as further described in Note 1 and Note 5. The GUC Trust has valued its interest in the securities at their fair value based on quoted market prices as of the last trading day of the fiscal quarter.

Prior to December 15, 2011, MLC held the New GM Securities for the benefit of the GUC Trust and the GUC Trust reported its interest in these securities as Securities due from MLC in its previous financial statements.

Investments in Marketable Securities

Investments in marketable securities consist of investments in corporate and municipal government commercial paper and demand notes and U.S. government agency bonds. The GUC Trust has valued these securities at fair value based on quoted market prices or quoted prices for similar securities in active markets.

Other Assets

Other assets consist principally of prepaid insurance and retainers for professionals.

Reserves for Residual Wind-Down Claims

Upon the dissolution of the Debtors, which occurred on December 15, 2011, the GUC Trust became responsible for resolving and satisfying (to the extent allowed) all remaining disputed administrative expenses, priority tax claims, priority non-tax claims and secured claims. On the date of dissolution of the Debtors, the Debtors transferred to the GUC Trust cash in an amount necessary to satisfy the ultimate allowed amount of such Residual Wind-Down Claims and Residual Wind-Down Expenses, as estimated by the Debtors.

Reserves for Expected Costs of Liquidation

Under the liquidation basis of accounting, the GUC Trust is required to estimate and accrue the costs associated with implementing the Plan and distributing the GUC Trust’s distributable assets. These costs, described as Wind-Down Costs and Reporting Costs in Note 1, consist principally of professional fees, costs of governance, and other administrative expenses. These amounts may vary significantly due to, among other things, the time required to complete all distributions under the Plan. The GUC Trust has recognized reserves for expected liquidation costs that represent estimated costs to be incurred over the remaining liquidation period. As the GUC Trusts incurs such costs, the reserves are released to offset the costs incurred and a liability to the service provider is recognized as an accounts payable or accrued expense until paid.

Accounts Payable & Other Liabilities

Accounts payable and other liabilities represent amounts due to professionals, service providers, and vendors for services rendered or goods received through the end of the period.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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December 31, 2011

Income Taxes

The GUC Trust is considered to be a Disputed Ownership Fund pursuant to Treasury Regulation Section 1.468B-9. Because all of the assets that have transferred to the GUC Trust are passive investments, the GUC Trust will be taxed as a Qualified Settlement Fund (“QSF”) pursuant to Treasury Regulation Section 1.468-9(c)(1)(ii). The QSF tax status of the GUC Trust has been approved by the Internal Revenue Service in a private letter ruling issued on March 2, 2011.

In general, a QSF pays Federal income tax using the C corporation income tax rates on its modified gross income. Modified gross income includes gross income pursuant to Internal Revenue Code Section 61 less administrative expenses, certain losses from the sale, exchange or worthlessness of property, and net operating losses. In general, a Disputed Ownership Fund taxed as a QSF does not recognize gross income on assets transferred to it; therefore, the GUC Trust has not recognized gross income on the transfer of assets from Motors Liquidation Company. The GUC Trust is expected to generate gross income in the form of interest income and recognize gains and/or losses upon its disposition of shares of New GM Common Stock and New GM Warrants which it now holds, which will be reduced by administrative expenses and any accumulated net operating losses, to compute modified gross income. The basis of New GM Securities that will be used to calculate the gain or loss on the disposition of the New GM Common Stock and New GM Warrants is approximately $1,158 million. As the GUC Trust is taxable for Federal income tax purposes a current income tax liability is recognized for estimated taxes payable or refundable on tax returns for the year. Deferred tax liabilities are recognized for the estimated future tax effects of temporary differences between financial reporting and tax accounting. The deferred tax assets are periodically reviewed for recoverability and valuation allowances are provided as necessary.

The GUC Trust may also be subject to state income taxes. State deferred tax liabilities and assets are recorded consistent with the treatment for Federal income tax purposes.

The GUC Trust has a net operating loss for income tax purposes for the three and nine months ended December 31, 2011. However, a valuation allowance has been recorded for the related deferred tax asset as the GUC Trust does not believe the tax benefit of the net operating loss is likely to be realizable.

Use of Estimates

The preparation of financial statements on a liquidation basis in conformity with accounting principles generally accepted in the United States requires the use of estimates and assumptions that affect reported amounts of assets and liabilities. These estimates are subject to known and unknown risks, uncertainties and other factors that could materially impact the amounts reported and disclosed in the financial statements and related footnotes. Significant estimates include the anticipated amounts and timing of future cash flows for expected liquidation costs, fair value of investment securities and allowed amounts of general unsecured claims. Actual results could differ from those estimates.

Motors Liquidation Company GUC Trust

Notes to Financial Statements

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December 31, 2011

Subsequent Events

The accompanying financial statements and related disclosures include evaluation of events up through and including January 30, 2012, which is the date the financial statements were available to be issued.

3.	Net Assets in Liquidation

Description

Under the GUC Trust Agreement and the Plan, as described more fully in Note 1, the beneficiaries of the GUC Trust are current and future holders of Allowed General Unsecured Claims and GUC Trust Units (as defined below) (“Trust Beneficiaries”). Certain assets of the GUC Trust are reserved for funding the expected costs of liquidation and not available to the Trust Beneficiaries. Other assets of the GUC Trust, primarily Investments in New GM Securities, as described in Notes 1 and 5, are available to be distributed to the Trust Beneficiaries (“GUC Trust Distributable Assets”) in accordance with the Plan. The net assets available in liquidation, presented in the accompanying financial statements, correspond to the amount of GUC Trust Distributable Assets as of December 31, 2011.

Trust Units

As described in Note 1, each holder of an Allowed General Unsecured Claim will retain a contingent right to receive, on a pro rata basis, additional shares of New GM Common Stock and New GM Warrants (if and to the extent such shares of New GM Common Stock and New GM Warrants are not required for the satisfaction of previously Disputed General Unsecured Claims or liquidation for the payment of the expenses of the GUC Trust) and cash, if any, remaining at the dissolution of the GUC Trust. The GUC Trust issues, by credit on its books and records, units representing such contingent rights (“GUC Trust Units”) at the rate of one GUC Trust Unit per $1,000 of Allowed General Unsecured Claims to each holder of an Allowed General Unsecured Claim, subject to rounding pursuant to the GUC Trust Agreement, in connection with the initial recognition of each Allowed General Unsecured Claim.

The GUC Trust makes quarterly distributions in respect of the GUC Trust Units to the extent that certain previously Disputed General Unsecured Claims asserted against the estate of MLC are either disallowed or are otherwise resolved favorably to the GUC Trust (thereby reducing the amount of GUC Trust assets reserved for distribution in respect of such asserted claims) and the amount of Excess GUC Trust Distributable Assets (as defined in the Trust Agreement) as of the end of the relevant quarter exceeds thresholds set forth in the Trust Agreement.

On or about July 8, 2011, the GUC Trust issued 29,770,826 GUC Trust Units to holders of Allowed General Unsecured Claims as of the Effective Date. In addition, on or about July 28, 2011, in connection with the second quarterly distribution, the GUC Trust issued a further 64,393 GUC Trust Units to new holders of Allowed General Unsecured Claims which had been allowed after the Effective Date and on or before the record date for the second quarter

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distribution. Further, on or about October 28, 2011 in connection with the third quarterly distribution, the GUC Trust issued a further 41,349 GUC Trust Units to new holders of Allowed General Unsecured Claims which had been allowed after the Effective Date and on or before the record date for the third quarter distribution. On or about January 13, 2012 in connection with the Section 2.3(a) Distribution (as defined in Note 4), the GUC Trust distributed New GM Securities and issued 47,263 GUC Trust Units in respect of the Allowed General Unsecured Claims which had been allowed during the period ended December 15, 2011.

The following presents the total GUC Trust Units which the GUC Trust issued or was obligated to issue as of December 31, 2011:

Trust Units
Units outstanding as of April 1, 2011	—
Units issued on July 8, 2011 for the initial distribution	29,770,826
Units issued on July 28, 2011 for the second quarterly distribution	64,393
Units issued on October 28, 2011 for the third quarterly distribution	41,349
Units issuable on January 13, 2012 for the Section 2.3(a) Distribution	47,263

Total units outstanding or issuable at December 31, 2011	29,923,831

Allowed and Disputed Claims

The total cumulative pro rata liquidating distributions ultimately received by Trust Beneficiaries is dependent upon the current amount of Allowed General Unsecured Claims and final resolution of outstanding Disputed General Unsecured Claims and the Term Loan Avoidance Action Claim.

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The following table presents a summary of the Allowed and Disputed General Unsecured Claims and Term Loan Avoidance Action Claim for the quarter ended December 31, 2011:

(in thousands)	Allowed General Unsecured Claims	Disputed General Unsecured Claims	Term Loan Avoidance Action Claims	Maximum Amount of Unresolved Claims	Total Claim Amount (1)
Total, October 1, 2011	$29,876,527	$6,259,409	$1,500,000	$7,759,409	$37,635,936

New Allowed General Unsecured Claims	47,241	—	—	—	47,241
Disputed General Unsecured Claims resolved or disallowed	—	(600,029)	—	(600,029)	(600,029)

Total, December 31, 2011	$29,923,768	$5,659,380	$1,500,000	$7,159,380	$37,083,148

(1)	Total Claim Amount represents the sum of Allowed General Unsecured Claims and Maximum Amount of Unresolved Claims.

The following table presents a summary of the Allowed and Disputed General Unsecured Claims and Term Loan Avoidance Action Claim for the nine months ended December 31, 2011:

(in thousands)	Allowed General Unsecured Claims	Disputed General Unsecured Claims	Term Loan Avoidance Action Claims	Maximum Amount of Unresolved Claims	Total Claim Amount (1)
Total, April 1, 2011	$29,770,812	$8,153,860	$1,500,000	$9,653,860	$39,424,672

New Allowed General Unsecured Claims	152,956	—	—	—	152,956
Disputed General Unsecured Claims resolved or disallowed	—	(2,494,480)	—	(2,494,480)	(2,494,480)

Total, December 31, 2011	$29,923,768	$5,659,380	$1,500,000	$7,159,380	$37,083,148

(1)	Total Claim Amount represents the sum of Allowed General Unsecured Claims and Maximum Amount of Unresolved Claims.

4.	Liquidating Distributions

On or about April 21, 2011 and supplemented by a secondary distribution on May 26, 2011, the GUC Trust made its initial distribution to holders of Allowed General Unsecured Claims as of March 31, 2011, distributing an aggregate of 113,194,172 shares of New GM Common Stock and 205,807,642 New GM Warrants (102,903,821 of each of the New GM Series A and New GM Series B Warrants).

On or about July 28, 2011 the GUC Trust made its second distribution. The second quarter distribution comprised (i) a distribution of New GM Securities and GUC Trust Units to holders of Allowed General Unsecured Claims which had been allowed after the record date for the first quarterly distribution and on or before June 30, 2011, the record date for such second distribution and (ii) a distribution in respect of all outstanding GUC Trust Units. In the second quarterly distribution, the GUC Trust distributed an aggregate of 3,342,580 shares of New GM Common Stock and 6,077,344 New GM Warrants (3,038,672 of each of the New GM Series A and New GM Series B Warrants).

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On or about October 28, 2011 the GUC Trust made its third distribution. The third quarter distribution comprised (i) a distribution of New GM Securities and GUC Trust Units to holders of Allowed General Unsecured Claims which had been allowed after the record date for the second quarterly distribution and on or before September 30, 2011, the record date for such third distribution and (ii) a distribution in respect of all outstanding GUC Trust Units. In the third quarterly distribution, the GUC Trust distributed an aggregate of 2,528,182 shares of New GM Common Stock and 4,596,652 New GM Warrants (2,298,326 of each of the New GM Series A and New GM Series B Warrants)

Pursuant to section 5.6 (b) of the Plan, which prohibits the receipt of fractional New GM Securities in respect of Trust Beneficiaries’ GUC Trust Units, on or about August 4, 2011, the GUC Trust sold 245 shares of New GM Common Stock and 518 New GM Warrants (259 of each of the New GM Series A and New GM Series B Warrants) realizing net proceeds of $13,068. Additionally, on or about November 17, 2011, the GUC Trust sold 687 shares of New GM Common Stock and 1,288 New GM Warrants (644 of each of the New GM Series A and New GM Series B Warrants) realizing net proceeds of $28,999. The proceeds from these sales were for distribution to claimants for fractional shares in respect of their GUC Trust Units.

Pursuant to Section 2.3(a) of the GUC Trust Agreement, the GUC Trust was required to distribute, within thirty (30) days of the GUC Trust’s receipt thereof, any New GM Securities that would have been distributed on the next quarterly distribution date to holders of Allowed General Unsecured Claims, which claims were allowed after the record date for the third quarterly distribution and before the December 15, 2011 record date for the Section 2.3(a) Distribution and holders of GUC Trust Units as of the same date, in each case pursuant to the terms of the GUC Trust Agreement (the “Section 2.3(a) Distribution”). The Section 2.3(a) Distribution took place on or about January 13, 2012, and consisted solely of a distribution to holders of (a) these newly Allowed General Unsecured Claims and (b) other Allowed General Unsecured Claims, allowed on or before September 30, 2011 (the record date for the third GUC Trust distribution) whose holders previously failed to fulfill informational requirements for distribution established in accordance with the GUC Trust Agreement, but successfully fulfilled such information requirements for the Section 2.3(a) Distribution. Because the amount of Excess GUC Trust Distributable Assets in the Section 2.3(a) Distribution did not exceed the Distribution Threshold, no distribution to holders of GUC Trust Units was made in connection with the Section 2.3(a) Distribution.

The fourth quarterly distribution was scheduled to take place as promptly as practicable following January 1, 2012, based upon the GUC Trust’s books and records as of December 31, 2011. However, as no Disputed General Unsecured Claims were allowed between the GUC Trust Funding Date and the December 31, 2011 record date for the fourth quarter distribution, no distribution was required to be made to holders of Resolved General Unsecured Claims. In

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addition, as the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of Units was required. As such, no quarterly distribution (other than the Section 2.3(a) Distribution referenced herein) was made during January 2012.

In aggregate for all such distributions, the GUC Trust was obligated at December 31, 2011 to distribute 1,052,736 shares of New GM Stock, 956,921 Series A New GM Warrants and 956,921 Series B New GM Warrants, and, except as set out below, all of these securities were distributed on or about January 13, 2012:

(a) an aggregate of 105,441 shares of New GM Common Stock, 95,816 New GM Series A Warrants and 95,816 New GM Series B Warrants which were otherwise then distributable to certain holders of Allowed General Unsecured Claims were not so distributed because such holders had not then satisfied certain informational requirements necessary to receive these securities, and

(b) an aggregate of 144 shares of New GM Common Stock, 43 New GM Series A Warrants and 43 New GM Series B Warrants that have not been distributed to holders of Allowed General Unsecured Claims in respect of certain debt securities previously issued, due to the rounding requirements under the rules and procedures of the various clearing systems in which such debt securities were held, and

(c) an aggregate of 804,592 shares of New GM Common Stock, 731,447 New GM Series A Warrants and 731,447 New GM Series B Warrants which were otherwise then distributable in connection with the Section 2.3(a) Distribution to certain holders of Allowed General Unsecured Claims which were not so distributed because the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold set forth in the GUC Trust Agreement.

As of December 31, 2011, the GUC Trust had accrued liquidating distributions payable of $40,046,764 in respect of the securities then distributable pending satisfaction of informational requirements, the rounding of partial shares due to DTC requirements, the shares allocated on account of Excess GUC Trust Distributable Assets that did not exceed the Distribution Threshold and the securities distributed on or about January 13, 2012.

5.	Investments in New GM Securities

On December 15, 2011 all remaining undistributed New GM Securities held at MLC were transferred from MLC to the GUC Trust (the “GUC Trust Transfer Date”).

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At December 31, 2011, the Investments in New GM Securities, at fair value, consisted of the following:

	Number	Value (in thousands)
New GM Common Stock	30,967,561	$627,713
New GM Series A Warrants	28,152,186	330,225
New GM Series B Warrants	28,152,186	220,150

Total		$1,178,088

The number of common stock shares and warrants presented above include that number of shares of common stock and warrants which, as of December 31, 2011, were pending distribution to certain holders of Allowed General Unsecured Claims who had not at such date satisfied the information requirements necessary to receive such distributions. These pending distributions comprised 105,441 shares of New GM Common Stock, valued at $2,137,289, 95,816 New GM Series A Warrants, valued at $1,123,921, and 95,816 New GM Series B Warrants, valued at $749,281 as of December 31, 2011. If any such holder of Allowed General Unsecured Claims does not provide such information by the time of the GUC Trust’s termination, the securities to which the holder would have been entitled will instead be available to the remaining holders of GUC Trust Units.

Further, the numbers and values of New GM Securities at December 31, 2011 and in the table above include an aggregate of 144 shares of New GM Common Stock, 43 New GM Series A Warrants and 43 New GM Series B Warrants have not been distributed to holders of Allowed General Unsecured Claims in respect of certain debt securities previously issued, due to the rounding requirements under the rules and procedures of the various clearing systems in which such debt securities were held.

Further, the numbers and values of New GM Securities at December 31, 2011 and in the table above include an aggregate of 804,592 shares of New GM Common Stock valued at $16,309,080, 731,447 New GM Series A Warrants valued at $8,579,873 and 731,447 New GM Series B Warrants valued at $5,719,916 have not been distributed to holders of Allowed General Unsecured Claims in respect to the amount of Excess GUC Trust Distributable Assets which did not exceed the Distribution Threshold in connection with the Section 2.3(a) Distribution.

In addition, the numbers and values of New GM Securities at December 31, 2011 and in the table above include 142,559 shares of New GM Common Stock, valued at $2,889,671, 129,615 New GM Series A Warrants and 129,615 New GM Series B Warrants valued at $1,520,384 and $1,013,590, respectively, which were distributed on or about January 13, 2012.

A liquidating distribution payable has been recognized in the accompanying statement of net assets for all distributions pending as of December 31, 2011. See Note 4.

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6.	Fair Value Measurements

Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value.

The following table presents information about the GUC Trust’s assets measured at fair value on a recurring basis at December 31, 2011, and the valuation techniques used by the GUC Trust to determine those fair values.

Level 1 – In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets that the GUC Trust has the ability to access.

Level 2 – Fair value determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets in active markets, and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 – Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset. These level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discount cash flow methodologies, or similar techniques taking into account the characteristics of the asset. There were no assets or liabilities recorded that are measured with Level 3 inputs at December 31, 2011.

In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The GUC Trust’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset.

The GUC Trust also holds other assets and liabilities not measured at fair value on a recurring basis, including accounts payable and other liabilities. The fair value of these liabilities is equal to the carrying amounts in the accompanying financial statements due to the short maturity of such instruments.

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The following table summarizes the fair values of those financial instruments measured at fair value at December 31, 2011:

(in thousands)	Level 1	Level 2	Level 3	Balance as of December 31, 2011
Cash equivalents:
Money market funds	$1,433	$—	$—	$1,433
Investments:				—
Municipal commercial paper and demand notes	—	63,191	—	63,191
Corporate commercial paper	—	11,989	—	11,989
U.S. government agency bonds	—	3,001	—	3,001
Investments in New GM Securities
New GM Common Stock	627,713	—	—	627,713
New GM Warrants	550,375	—	—	550,375

Total	$1,179,521	$78,181	$—	$1,257,702

The GUC Trust’s policy is to recognize transfers between levels of the fair value of the hierarchy as of the actual date of the event of change in circumstances that caused the transfer. During the quarter ended December 31, 2011, as a result of the dissolution of MLC, the New GM Securities, previously held by MLC, where transferred to the GUC Trust. Accordingly, these securities, which are now a direct holding of the GUC Trust, and have quoted prices in open markets, have been reclassified from Level 2 to Level 1 assets.

7.	Reserves for Expected Costs of Liquidation

The following is a reconciliation of the reserves for expected costs of liquidation, including expected reporting costs, for the quarter ended December 31, 2011:

(in thousands)	Reserve for Expected Wind Down Costs	Reserve for Expected Reporting Costs	Reserve for Indenture Trustee/Fiscal and Paying Agent Costs	Reserve for Avoidance Action Defense Costs	Reserve for Residual Wind Down Costs	Total Reserve for Expected Costs of Liquidation
Balance, October 1, 2011	$38,212	$2,596	$—	$—	$—	$40,808

Plus reserves received December 15, 2011	—	—	1,365	1,358	7,555	10,278
Plus additional reserves requested and accrued	32,432	4,781	—	—	—	37,213

Less liquidation costs incurred during the quarter:
Trust Professionals	(5,157)	434	—	—	(297)	(5,019)
Trust Governance	(729)	—	(699)	—	—	(1,428)
Other Administrative Expenses	(34)	(2,057)	—	—	(717)	(2,809)

Balance December 31, 2011	$64,724	$5,754	$666	$1,358	$6,541	$79,044

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The following is a reconciliation of the reserves for expected costs of liquidation, including expected reporting costs, for the nine months ended December 31, 2011:

(in thousands)	Reserve for Expected Wind Down Costs	Reserve for Expected Reporting Costs	Reserve for Indenture Trustee/Fiscal and Paying Agent Costs	Reserve for Avoidance Action Defense Costs	Reserve for Residual Wind Down Costs	Total Reserve for Expected Costs of Liquidation
Balance, April 1, 2011	$52,734	$5,657	$—	$—	$—	$58,391

Plus reserves received December 15, 2011	—	—	1,365	1,358	7,555	10,278
Plus additional reserves requested and accrued	32,432	4,781	—	—	—	37,213

Less liquidation costs incurred during the ninemonths ended December 31, 2011:
Trust Professionals	(18,532)	(2,489)	—	—	(297)	(21,318)
Trust Governance	(1,756)	—	(699)	—	—	(2,455)
Other Administrative Expenses	(154)	(2,195)	—	—	(717)	(3,066)

Balance December 31, 2011	$64,724	$5,754	$666	$1,358	$6,541	$79,044

EXHIBIT B

Motors Liquidation Company GUC Trust

Claims and Distribution Summary

		Per section 6.2 (c)(i)				Supplemental Information
		As of Effective Date	As of June, 30, 2011	As of September 30, 2011	As of December 31, 2011 (1)	In respect of January 2012 Distribution	Cumulative total including amounts in respect of January 2012 Distribution	Notes
A.	Number of Units Outstanding	0	29,770,826	29,835,219	29,876,568	47,263	29,923,831	(2)

B.	GUC Trust Distributable Assets							(3)
	GUC Trust Common Stock Assets	150,000,000	36,718,646	33,375,815	30,907,597	(188,180)	29,514,625
	GUC Trust Warrant Assets “A”	136,363,635	33,380,558	30,341,622	28,097,788	(171,074)	26,831,449
	GUC Trust Warrant Assets “B”	136,363,635	33,380,558	30,341,622	28,097,788	(171,074)	26,831,449
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash (whether held by MLC or the GUC Trust)	$0	$0	$0	$0	$0	$0

C.	Claims Summary							(4)
	Total Allowed Amount (i.e., all currently Allowed General Unsecured Claims as of date specified)	$29,770,812,132	$29,835,202,557	$29,876,527,365	$29,923,768,460
	Maximum Amount of all Disputed General Unsecured Claims (in the aggregate)	$8,153,859,851	$7,044,695,099	$6,259,408,672	$5,659,379,378
	Maximum Amount of all Unresolved Term Loan Avoidance Action Claims (in the aggregate)	$1,500,000,000	$1,500,000,000	$1,500,000,000	$1,500,000,000
	Maximum Amount of all Unresolved Other Avoidance Action Claims (in the aggregate)	$0	$0	$0	$0
	Aggregate Maximum Amount (i.e., Maximum Amount of all Disputed General Unsecured Claims, Term Loan	$9,653,859,851	$8,544,695,099	$7,759,408,672	$7,159,379,378
	Avoidance Action Claims and Unresolved Other Avoidance Action Claims)
	Current Total Amount	$39,424,671,983	$38,379,897,655	$37,635,936,037	$37,083,147,838

D.	Holdback							(5)
	Protective Holdback - GUC Common Stock Assets	0	0	0	79,572
	Additional Holdback - GUC Common Stock Assets	0	0	0	782,141
	Reporting and Transfer Holdback - GUC Common Stock Assets	95,060	0	0	343,079
	Taxes on Distribution Holdback - GUC Common Stock Assets	0	0	0	0
	Protective Holdback - GUC Trust Warrant Assets “A”	0	0	0	72,339
	Additional Holdback - GUC Trust Warrant Assets “A”	0	0	0	711,036
	Reporting and Transfer Holdback - GUC Trust Warrant Assets “A”	86,414	0	0	311,890
	Taxes on Distribution Holdback - GUC Trust Warrant Assets “A”	0	0	0	0
	Protective Holdback - GUC Trust Warrant Assets “B”	0	0	0	72,339
	Additional Holdback - GUC Trust Warrant Assets “B”	0	0	0	711,036
	Reporting and Transfer Holdback - GUC Trust Warrant Assets “B”	86,414	0	0	311,890
	Taxes on Distribution Holdback - GUC Trust Warrant Assets “B”	0	0	0	0

E.	Claim Disposition							(4)
	Resolved Allowed General Unsecured Claims allowed	Not applicable	$64,390,424	$41,324,809	$47,241,095
	Disputed General Unsecured Claims disallowed	Not applicable	$1,044,774,328	$743,961,619	$552,788,199
	Unresolved Term Loan Avoidance Action Claims resolved in favor of the respective defendants	Not applicable	$0	$0	$0
	Other Avoidance Action Claims, resolved in favor of the respective defendants	Not applicable	$0	$0	$0

Motors Liquidation Company GUC Trust

Claims and Distribution Summary

F.	Distributions in respect of Resolved Allowed General Unsecured Claims of -							(6)
	GUC Common Stock Assets	0	113,194,172	244,827	161,403	188,180	113,788,582
	GUC Trust Warrant Assets “A”	0	102,903,821	222,572	146,729	171,074	103,444,196
	GUC Trust Warrant Assets “B”	0	102,903,821	222,572	146,729	171,074	103,444,196
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash	$0	$0	$0	$0	$0	$0

G.	Distributions in respect of Units of -							(7)
	GUC Common Stock Assets	0	0	3,098,004	2,306,815	0	5,404,819
	GUC Trust Warrant Assets “A”	0	0	2,816,364	2,097,105	0	4,913,469
	GUC Trust Warrant Assets “B”	0	0	2,816,364	2,097,105	0	4,913,469
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash	$0	$0	$0	$0	$0	$0

H.	Excess GUC Trust Distributable Assets reserved for distribution to holders of Units of -							(7)
	GUC Common Stock Assets	0	3,098,004	2,306,815	0	804,592
	GUC Trust Warrant Assets “A”	0	2,816,364	2,097,105	0	731,447
	GUC Trust Warrant Assets “B”	0	2,816,364	2,097,105	0	731,447
	GUC Trust Dividend Assets	$0	$0	$0	$0	$0
	other GUC Trust Distributable Cash (whether held by MLC or the GUC Trust)	$0	$0	$0	$0	$0

I.	Additional Shares received (whether held by MLC or the GUC Trust)	0	0	0	0

Memo	Supplemental Information - In respect of distributions to newly Resolved Allowed General Unsecured
	Claims at next quarterly distribution
	Number of Units to Resolved Allowed General Unsecured Claims					47,263
	Distributions in respect of Resolved Allowed General Unsecured Claims of -
	GUC Common Stock Assets					188,180
	GUC Trust Warrant Assets “A”					171,074
	GUC Trust Warrant Assets “B”					171,074

	Excess GUC Trust Distributable Assets
	GUC Common Stock Assets					0
	GUC Trust Warrant Assets “A”					0
	GUC Trust Warrant Assets “B”					0

Motors Liquidation Company GUC Trust

Claims and Distribution Summary

Notes

(1)	The Initial Distribution Date took place on or about April 21, 2011 (with a secondary distribution on or about May 26, 2011 to certain holders of allowed claims as of the Initial Distribution Date who did not receive the April 21 distribution). The second quarterly distribution took place on or about July 28, 2011. The third quarterly distribution took place on or about October 28, 2011.

Pursuant to Section 2.3(a) of the GUC Trust Agreement, the GUC Trust was required to distribute, within thirty (30) days of the “GUC Trust Funding Date,” as such term is defined in the GUC Trust Agreement, any New GM Securities that would have been distributed on the next quarterly distribution date to holders of Resolved Allowed General Unsecured Claims and holders of Units as of the GUC Trust Funding Date (the “Section 2.3(a) Distribution”). The GUC Trust Funding Date was December 15, 2011 and, as such, the record date for the Section 2.3(a) Distribution was December 15, 2011. The Section 2.3(a) Distribution took place on or about January 13, 2012, and consisted solely of a distribution to holders of Resolved Allowed General Unsecured Claims, and holders of Allowed General Unsecured Claims who previously failed to fulfill informational requirements for distribution established in accordance with the GUC Trust Agreement, but successfully fulfilled such information requirements for the Section 2.3(a) Distribution. Because the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of Units was made in connection with the Section 2.3(a) Distribution.

The fourth quarterly distribution was scheduled to take place on or as promptly as practicable following January 1, 2012, based upon the GUC Trust’s books and records as of December 31, 2011. However, as no Disputed General Unsecured Claims were allowed between the GUC Trust Funding Date and the December 31, 2011 record date for the fourth quarterly distribution, no distribution was required to be made to holders of Resolved Allowed General Unsecured Claims. In addition, as the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold, no distribution to holders of Units was required. As such, no quarterly distribution (other than the Section 2.3(a) Distribution referenced herein) was made during January 2012.

(2)	Pursuant to the GUC Trust Agreement, each holder of an allowed general unsecured claim is deemed to receive “Units” in the GUC Trust evidenced by appropriate notation on the books and records of the GUC Trust calculated at a ratio of one Unit for each $1,000 in amount of allowed general unsecured claim (such that if all Disputed General Unsecured Claims as of December 31, 2011 are subsequently allowed, the Trust would issue approximately 37.08 million units). Units represent the contingent right to receive, on a pro rata basis as provided in the Plan, Excess GUC Trust Distributable Assets (as described in greater detail in Sections G and H hereof). A copy of the GUC Trust Agreement, as amended, is available at the Motors Liquidation Company GUC Trust website at https://www.mlcguctrust.com/.

Units in respect of general unsecured claims allowed as of the Initial Distribution were not evidenced on the GUC Trust’s books and records until after the Effective Date. Hence, for purposes of this presentation only, Units outstanding as of the Effective Date is deemed to be zero. The 29,876,568 Units outstanding as of December 31, 2011 correlate to the $29,876,527,365 in allowed claims as of September 30, 2011. The Number of Units outstanding as of December 31, 2011 does not directly correspond to allowed claims as of September 30, 2011 on a 1 to 1,000 basis because 41 additional Units were issued due to rounding.

(3)	The amounts reported as GUC Trust Distributable Assets are net of liquidating distributions payable as further described in Notes 4 and 5 of the Notes to the Financial Statements.
(4)	These amounts correspond to the terms as defined in the GUC Trust Agreement and are further described in Note 3 of the Notes to the Financial Statements.
(5)	On May 24, 2011, MLC, on behalf of the GUC Trust, sold 87,182 common shares and 79,256 warrants of each class of warrant related to the Reporting and Transfer Holdback in accordance with Section 2.3(e)(i) of the GUC Trust Agreement. The sale resulted in cash proceeds of $5,649,328 which, pursuant to the Plan, is being used to fund certain reporting, tax and litigation costs of the GUC Trust. Such proceeds were held by MLC on behalf of the GUC Trust until MLC’s dissolution on December 15, 2011.

On December 15, 2011, MLC transferred, net of payments already made on account of such reporting, tax and litigation costs of the GUC Trust, $2,049,608 of these funds to the GUC Trust and $500,000 to the Avoidance Action Trust in accordance with Section 2.3 of the GUC Trust Agreement.

As of December 29, 2011, the GUC Trust Administrator reserved from distribution, in accordance with Sections 6.1(b), 6.1(c), and 6.1(d) of the GUC Trust Agreement and with the approval of the GUC Trust Monitor, Excess GUC Trust Distributable Assets consisting of 1,204,792 shares of New GM Common Stock and 1,095,265 warrants of each class of warrant in the aggregate for the purposes of funding accrued and projected expenses of the GUC Trust. On January 20, 2012, the GUC Trust Administrator filed a motion with the Bankruptcy Court seeking authority to, among other requested relief, sell up to 554,923 shares of the reserved New GM Stock and 504,475 warrants of each class of warrant in the aggregate to fund such accrued and projected expenses of the GUC Trust for the calendar years 2011 and 2012 (the “Motion”). The Motion provides additional details regarding the reserved New GM Securities and the proposed sale of a portion of the reserve.

In addition, pursuant to the Motion, the GUC Trust Administrator is seeking authority to (i) liquidate 287,012 shares of New GM Stock and 260,920 warrants of each class of warrant and transfer the proceeds thereof to the Avoidance Action Trust, for the purposes of funding accrued and projected expenses of the Avoidance Action Trust, and (ii) transfer 355,783 shares of New GM Stock and 323,439 warrants of each class of warrant to the Avoidance Action Trust, to fund a potential future tax liability (if such liability arises). A copy of the Motion is available at the Motors Liquidation Company GUC Trust website at https://www.mlcguctrust.com/.

(6)	Distributions to holders of Resolved Allowed General Unsecured Claims include (a) distributions such claimants would have received had their claims been allowed as of the Initial Distribution and (b) to the extent Excess GUC Trust Distributable Assets have previously been made available to Unit holders and/or are being made available at the time of the relevant distribution, additional assets in the form of New GM Securities and/or cash in respect of their being beneficiaries of certain numbers of GUC Trust Units.
(7)	Pursuant to the Plan, no portion of the initial distribution to claimants was made “in respect of Units”. Only subsequent distributions of Excess GUC Trust Distributable Assets are made “in respect of Units”.

As described in footnote (1) above, no distributions to holders of Units were made in connection with the Section 2.3(a) Distribution (as defined in footnote (1) above) or the fourth quarterly distribution, as the amount of Excess GUC Trust Distributable Assets did not exceed the Distribution Threshold. Undistributed Excess GUC Trust Distributable Assets are reported in section H as Excess GUC Trust Distributable Assets reserved for distribution to holders of Units and will be held by the GUC Trust until the next calendar quarter for which the amount of Excess GUC Trust Distributable Assets exceeds the Distribution Threshold.